EXHIBIT 10.1

  BE IT RESOLVED that the president of this corporation may, from time to time as the need arises, in his discretion, offer as an incentive to any five key employees of the corporation, hired or to be hired, the following stock ownership proposal or less:

  A. 10,000 shares, at no cost to the employee, to vest at the end of five years from the date of gift, subject to being repurchased by the corporation at a price of $.02 per share, at any time, should the corporation terminate the employee for any reason or should the employee leave the employment of the corporation.

  B. 10,000 matching shares, to vest at the end of five years, upon the employee purchasing at 1.25 per share additional shares of the common stock of this corporation. All such matching shares should be re-purchasable by the corporation, at a price of $.02 per share, should at any time prior to vesting, the employee be terminated by this corporation for any reason or should the employee elect to terminate his employment with this corporation.

  DATE:  September 1, 1994

  ____________/s/__________________       ________/s/_________________________
  Fred Raybourn, Chairman                 Donald E. Lehman, Secretary

                                          _______/s/__________________________
                                          E.C. Peper

                                          _______/s/__________________________
                                          C.G. DeLozier

                                          _______/s/__________________________
                                          T.E. Branscum

                                          ______ /s/__________________________
                                          Joe Donohue

                                          _______/s/__________________________
                                          Fred Raybourn

                                      II-41

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